As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 33-21393
Registration No. 33-23333
Registration No. 33-69040
Registration No. 33-53565
Registration No. 333-02219
Registration No. 333-78631
Registration No. 333-78633
Registration No. 333-70758
Registration No. 333-70772
Registration No. 333-133073
Registration No. 333-158285

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-21393
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 33-23333
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-69040
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 33-53565
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-02219
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78631
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-78633
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-70758
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-70772
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133073
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158285
UNDER THE SECURITIES ACT OF 1933
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address of Principal Executive Offices) (Zip Code)

THE PITTSTON COMPANY 1988 STOCK OPTION PLAN (SUBSEQUENTLY KNOWN AS THE BRINK’S COMPANY 1988 STOCK OPTION PLAN)
THE SAVINGS-INVESTMENT PLAN OF THE PITTSTON COMPANY AND ITS SUBSIDIARIES (SUBSEQUENTLY KNOWN AS THE BRINK’S COMPANY 401(K) PLAN)
THE 1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY (ALSO REFERRED TO AS THE PITTSTON COMPANY 1994 EMPLOYEE STOCK PURCHASE PLAN AND SUBSEQUENTLY KNOWN AS THE 1994 EMPLOYEE STOCK PURCHASE PLAN OF THE BRINK’S COMPANY)
THE BRINK’S COMPANY 2005 EQUITY INCENTIVE PLAN
THE PITTSTON COMPANY NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN (SUBSEQUENTLY KNOWN AS THE BRINK’S COMPANY NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN)
(Full title of the plan)

Lindsay K. Blackwood, Esq.
Executive Vice President, General Counsel and Corporate Secretary
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

2

EXPLANATORY NOTE

This Post-Effective Amendment relates to certain registration statements previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 by The Brink’s Company (the “Corporation”), including registration statements filed when the Corporation was known as The Pittston Company. Immediately prior to May 5, 2003, the name of the Corporation was The Pittston Company and the Corporation’s shares traded under the symbol “PZB.” On May 5, 2003, the Corporation amended its restated articles of incorporation to change the Corporation’s name to “The Brink’s Company.” The Corporation’s common stock currently trades on the New York Stock Exchange under the symbol “BCO.” While certain registration statements referenced below initially registered shares of common stock under the Corporation’s former name or former designations for such shares, all such shares are referred to herein as common stock of the Corporation, par value $1.00 per share (the “Common Stock”).

Certain registration statements referenced below registered shares of one or more of the Corporation’s prior tracking stocks, which were intended to track the performance of certain of the Corporation’s business units prior to January 14, 2000: a prior class of common stock designated as Pittston BAX Group Common Stock (previously designated as “Pittston Burlington Group Common Stock” and referred to herein as “BAX Stock”) and a prior class of common stock designated as Pittston Minerals Group Common Stock (referred to herein as “Minerals Stock”). On January 14, 2000, the Corporation completed an exchange of BAX Stock and Minerals Stock into Common Stock (which was referred to at the time as “Pittston Brink’s Group Common Stock”), at exchange ratios of .4848 share of Common Stock for each share of BAX Stock and .0817 share of Common Stock for each share of Minerals Stock (the “Exchange”). In connection with the Exchange, the Corporation filed a Form 15 with the SEC terminating the registration of BAX Stock and Minerals Stock under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the Exchange, the Corporation now has one class of common stock, referred to herein as the Common Stock.

This Post-Effective Amendment relates to the following registration statements:

1.Registration Statement on Form S-8 (No. 33-21393) (the “April 1988 Registration Statement”) filed with the SEC on April 22, 1988, registering 200,000 shares of Common Stock for issuance under The Pittston Company Non-Employee Directors’ Stock Option Plan (subsequently known as The Brink’s Company Non-Employee Directors’ Stock Option Plan, and referred to herein as the “Non-Employee Directors’ Stock Option Plan”);

2.Registration Statement on Form S-8 (No. 33-23333) (the “July 1988 Registration Statement”) filed with the SEC on July 27, 1988, registering 2,000,000 shares of Common Stock for issuance under The Pittston Company 1988 Stock Option Plan (subsequently known as The Brink’s Company 1988 Stock Option Plan, and referred to herein as the “1988 Stock Option Plan”);

3.Registration Statement on Form S-8 (No. 33-69040) (the “September 1993 Registration Statement”) filed with the SEC on September 20, 1993, registering 1,175,000 shares of the Corporation’s securities;

4.Registration Statement on Form S-8 (No. 33-53565) (the “May 1994 Registration Statement”) filed with the SEC on May 10, 1994, registering:

i.750,000 shares of Common Stock; (ii) 250,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, and (iii) an indeterminable amount of plan interests, in each case for issuance under The 1994 Employee Stock Purchase Plan of The Pittston Company (also referred to as The Pittston

Company 1994 Employee Stock Purchase Plan, subsequently known as the 1994 Employee Stock Purchase Plan of The Brink’s Company and referred to herein as the “1994 ESPP”);

ii.1,480,058 shares of Common Stock and (v) 224,200 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, in each case for issuance under the 1988 Stock Option Plan; and

iii.250,000 shares of Common Stock and (vii) 100,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, in each case for issuance under The Pittston Company Key Employees’ Deferred Compensation Program (also referred to as The Key Employees’ Deferred Compensation Program of The Pittston Company, and subsequently known as the Key Employees’ Deferred Compensation Program of The Brink’s Company or The Brink’s Company Key Employees Deferred Compensation Program and referred to herein as the “Deferred Compensation Program”);

5.Registration Statement on Form S-8 (No. 333-02219) (the “April 1996 Registration Statement”) filed with the SEC on April 3, 1996, registering (i) 60,000 shares of Common Stock, (ii) 80,000 shares of BAX Stock, each outstanding share of which was subsequently exchanged for .4848 share of Common Stock, (iii) 100,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, and (iv) an indeterminate amount of plan interests, in each case for issuance under The Savings-Investment Plan of The Pittston Company and Its Subsidiaries (subsequently known as The Brink’s Company 401(k) Plan and referred to herein as the “401(k) Plan”);

6.Registration Statement on Form S-8 (No. 333-78631) (the “First May 1999 Registration Statement”) filed with the SEC on May 17, 1999, registering:

i.100,000 shares of Common Stock, (ii) 200,000 shares of BAX Stock, each outstanding share of which was subsequently exchanged for .4848 share of Common Stock, and (iii) 250,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, in each case for issuance under the Deferred Compensation Program; and

ii.400,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, and (v) an indeterminate amount of plan interests, in each case for issuance under the 1994 ESPP;
7.Registration Statement on Form S-8 (No. 333-78633) (the “Second May 1999 Registration Statement”) filed with the SEC on May 17, 1999, registering (i) 750,000 shares of Common Stock, (ii) 375,000 shares of BAX Stock, each outstanding share of which was subsequently exchanged for .4848 share of Common Stock, (iii) 250,000 shares of Minerals Stock, each outstanding share of which was subsequently exchanged for .0817 share of Common Stock, and (iv) an indeterminate amount of plan interests, in each case for issuance under the 401(k) Plan;

8.Registration Statement on Form S-8 (No. 333-70758) (the “First October 2001 Registration Statement”) filed with the SEC on October 2, 2001, registering:

i.186,155 shares of Common Stock for issuance under the Deferred Compensation Program; and
ii.234,905 shares of Common Stock for issuance under the 1994 ESPP;

9.Registration Statement on Form S-8 (No. 33-70772) (the “Second October 2001 Registration Statement”) filed with the SEC on October 2, 2001, registering 294,403 shares of Common Stock for issuance under the Non-Employee Directors’ Stock Option Plan;

10.Registration Statement on Form S-8 (No. 33-133073) (the “April 2006 Registration Statement”) filed with the SEC on April 7, 2006, registering 5,000,000 shares of Common Stock for issuance under The Brink’s Company 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”); and

11.Registration Statement on Form S-8 (No. 33-158285) (the “March 2009 Registration Statement”) filed with the SEC on March 30, 2009, registering:

i.1,288,887 shares of Common Stock for issuance under the 2005 Equity Incentive Plan; and

ii.1,098 shares of Common Stock for issuance under the Non-Employee Directors’ Stock Option Plan.

The Corporation is no longer offering or issuing securities under certain plans covered by the registration statements listed above, namely the Non-Employee Directors’ Stock Option Plan, the 1988 Stock Option Plan, the 1994 ESPP, the 401(k) Plan, and the 2005 Equity Incentive Plan (each a “Discontinued Plan”). Accordingly:

•This Post-Effective Amendment No. 1 to the April 1988 Registration Statement is being filed to deregister all securities and all related plan interests registered on the April 1988 Registration Statement in respect of the Non-Employee Directors’ Stock Option Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 2 to the July 1988 Registration Statement is being filed to deregister all securities and all related plan interests registered on the July 1988 Registration Statement in respect of the 1988 Stock Option Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 1 to the September 1993 Registration Statement is being filed to deregister all securities and all related plan interests registered on the September 1993 Registration Statement in respect of a Discontinued Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 3 to the May 1994 Registration Statement is being filed to deregister (i) all securities and all related plan interests registered on the May 1994 Registration Statement in respect of the 1994 ESPP that remained unsold as of the termination of the offering, and (ii) all securities registered on the May 1994 Registration Statement in respect of the 1988 Stock Option Plan that remained unsold as of the termination of the offering. This Post-Effective Amendment No. 3 to the May 1994 Registration Statement does not deregister any securities or related plan interests registered on the May 1994 Registration Statement in respect of the Deferred Compensation Program;

•This Post-Effective Amendment No. 1 to the April 1996 Registration Statement is being filed to deregister all securities and all related plan interests registered on the April 1996 Registration Statement in respect of the 401(k) Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 2 to the First May 1999 Registration Statement is being filed to deregister all securities and all related plan interests registered on the First May 1999

Registration Statement in respect of the 1994 ESPP that remained unsold as of the termination of the offering. This Post-Effective Amendment No. 2 to the First May 1999 Registration Statement does not deregister any securities or related plan interests registered on the First May 1999 Registration Statement in respect of the Deferred Compensation Program;

•This Post-Effective Amendment No. 2 to the Second May 1999 Registration Statement is being filed to deregister all securities and all related plan interests registered on the Second May 1999 Registration Statement in respect of the 401(k) Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 1 to the First October 2001 Registration Statement is being filed to deregister all securities registered on the First October 2001 Registration Statement in respect of the 1994 ESPP that remained unsold as of the termination of the offering. This Post-Effective Amendment No. 1 to the First October 2001 Registration Statement does not deregister any securities registered on the First October 2001 Registration Statement in respect of the Deferred Compensation Program;

•This Post-Effective Amendment No. 1 to the Second October 2001 Registration Statement is being filed to deregister all securities registered on the Second October 2001 Registration Statement in respect of the Non-Employee Directors’ Stock Option Plan that remained unsold as of the termination of the offering;

•This Post-Effective Amendment No. 1 to the April 2006 Registration Statement is being filed to deregister all securities registered on the April 2006 Registration Statement in respect of the 2005 Equity Incentive Plan that remained unsold as of the termination of the offering; and

•This Post-Effective Amendment No. 1 to the March 2009 Registration Statement is being filed to deregister (i) all securities registered on the March 2009 Registration Statement in respect of the 2005 Equity Incentive Plan that remained unsold as of the termination of the offering, and (ii) all securities registered on the March 2009 Registration Statement in respect of the Non-Employee Directors’ Stock Option Plan that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 15th day of December, 2023.

THE BRINK’S COMPANY
By:	/s/ Kurt B. McMaken
Name:	Kurt B. McMaken
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark Eubanks	President and Chief Executive Officer	December 15, 2023
Mark Eubanks	(Principal Executive Officer)

/s/ Kurt B. McMaken	Executive Vice President and Chief Financial Officer	December 15, 2023
Kurt B. McMaken	(Principal Accounting Officer)

/s/ Michael Sweeney	Controller	December 15, 2023
Michael Sweeney	(Principal Accounting Officer)

/s/ Michael J. Herling	Director, Chairman of the Board	December 15, 2023
Michael J. Herling

/s/ Kathie J. Andrade	Director	December 15, 2023
Kathie J. Andrade

/s/ Paul G. Boynton	Director	December 15, 2023
Paul G. Boynton

/s/ Ian D. Clough	Director	December 15, 2023
Ian D. Clough

/s/ Susan E. Docherty	Director	December 15, 2023
Susan E. Docherty

/s/ A. Louis Parker	Director	December 15, 2023
A. Louis Parker

/s/ Timothy J. Tynan	Director	December 15, 2023
Timothy J. Tynan

/s/ Keith R. Wyche	Director	December 15, 2023
Keith R. Wyche